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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-171601 on Form S-8 and Registration Statement No. 333-169433 on Form S-1, as amended by Post-Effective Amendment No. 2 on Form S-3 of our reports dated February 24, 2012, relating to the consolidated and combined financial statements of KKR & Co. L.P. and the effectiveness of KKR & Co. L.P.'s internal control over financial reporting appearing in this Annual Report on Form 10-K of KKR & Co. L.P. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

New York, New York
February 24, 2012

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  Exhibit 23.1